Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statements (Nos. 333-268634, 333-241023, 333-218358, 333-182334, 333-146512, 333-135279, 333-130908, 333-110361, 333-105901, 333-89826, 333- 66366, 333-51998, 333-32881, and 333-241023) on Form S-8 and the registration statements (Nos. 333- 188181, 333-188178, 333-129338, 333-105350, 333-100767, 333-86682, 333-150442, 333-152147, 333- 166080, 333-210919, 333-210917, 333-230835, 333-230836 and 333-268056) on Form S-3 of our report dated June 13, 2024, with respect to the statement of assets acquired and liabilities assumed by Flagstar Bank, N.A., a wholly owned subsidiary of New York Community Bancorp, Inc. /s/ KPMG LLP New York, New York June 13, 2024